Calculation of Filing Fee Tables
S-3
PENTAIR plc
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Debt Securities	457(r)				0.0001531
Fees to be Paid	2	Equity	Ordinary Shares, nominal value $0.01 per share	457(r)				0.0001531
Fees to be Paid	3	Other	Purchase Contracts	457(r)				0.0001531
Fees to be Paid	4	Other	Warrants	457(r)				0.0001531
Fees to be Paid	5	Other	Units	457(r)				0.0001531
Fees to be Paid	6	Other	Guarantees of Debt Securities	457(r)				0.0001531
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1a) Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. (2a) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. (3a) In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the registrants are deferring payment of all of the registration fee.

[2]	See Note (1a) See Note (2a) See Note (3a)

[3]	See Note (1a) See Note (2a) See Note (3a)

[4]	See Note (1a) See Note (2a) See Note (3a)

[5]	See Note (1a) See Note (2a) See Note (3a)

[6]	See Note (1a) See Note (2a) See Note (3a) No separate consideration will be received for any guarantee of debt securities. Accordingly, pursuant to Rule 457(n) of the Securities Act of 1933, as amended, no separate filing fee is required.